Exhibit 99.1

Contact:

Investors	Media
Eugenia Shen	Bob Purcell
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 506-6570	(415) 506-3267

For Immediate Release:

BioMarin Announces First Quarter 2012 Financial Results

Strong Commercial Performance Supporting Development of Five New Chemical Entities

With Key Clinical Readouts by the End of 2012

Conference Call and Webcast to Be Held Today at 5:00 p.m. ET

Financial Highlights ($ in millions, except per share data, unaudited)

Item	1Q 2012	1Q 2011 Comparison
Total BioMarin Revenue	$116.6	6.6% increase
Total Net Product Revenue	$116.2	6.6% increase
Naglazyme Net Product Revenue	$68.6	13.2% increase
Aldurazyme BioMarin Net Product Revenue*	$12.0	$18.7
Kuvan Net Product Revenue	$32.0	19.9% increase
Firdapse Net Product Revenue	$3.6	16.1% increase
GAAP Net Loss	$(24.0)	$(4.4)
GAAP Net Loss per share	$(0.21)(basic and diluted)	$(0.04) (basic and diluted)
Non-GAAP Adjusted EBITDA Income (Loss)	$(0.1)	$17.3

*	Net product transfer revenue had a negative $6.4 million impact on net Aldurazyme revenue to BioMarin in the first quarter of 2012 and a positive $1.8 million impact on net Aldurazyme revenue to BioMarin in the first quarter of 2011. Net product transfer revenue is expected to be neutral or positive in the second quarter of 2012 and positive in the second half of 2012.

Novato, Calif., April 26, 2012 – BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) today announced financial results for the first quarter of 2012. GAAP net loss was $24.0 million ($0.21 per diluted share) for the first quarter of 2012, compared to GAAP net loss of $4.4 million ($0.04 per diluted share) for the first quarter of 2011. Non-GAAP adjusted EBITDA was a loss of $0.1 million for the first quarter of 2012, compared to non-GAAP adjusted EBITDA of $17.3 million for the first quarter of 2011. Non-GAAP adjusted EBITDA excludes depreciation and amortization, contingent consideration expense, interest income and expense, income taxes, stock compensation expense and material non-recurring items. The reconciliation of the non-GAAP measures to the comparable GAAP measure is detailed in the table provided near the end of the press release.

As of March 31, 2012, BioMarin had cash, cash equivalents and short and long-term investments totaling $287.7 million, as compared to $289.5 million on December 31, 2011.

“Our commercial portfolio is off to a strong start in 2012, as we surpassed $100 million in quarterly revenue for BioMarin marketed products for the first time. This growth was driven by Naglazyme net product revenue which was up 13 percent year over year and Kuvan net product revenue which was up 20 percent year over year. In early January, we booked an order from Brazil that was delayed from the fourth quarter of 2011, but even without that order, the first quarter of 2012 would have been our strongest Naglazyme quarter since launch,” said Jean-Jacques Bienaimé, Chief Executive Officer of BioMarin. “The successful and timely execution of our R&D pipeline remains our top priority as we look forward to five clinical program readouts in the second half of the year. Enrollment for the GALNS pivotal Phase 3 trial was completed in early March with 176 patients in 31 sites and 17 countries, more than the targeted 162 patients due to an overwhelming response from the MPS IVA community. In addition to the results of the Phase 3 GALNS trial, we also expect to have results from three Phase 2 programs—PEG-PAL for PKU, BMN-701 for Pompe disease, and BMN-673 for solid tumors—which could all potentially advance to Phase 3 trials in 2013.”

Net Product Revenue (in millions)

	Three Months Ended March 31,
	2012	2011	$ Change	% Change
Naglazyme (1)	$68.6	$60.6	$8.0	13.2%
Kuvan (2)	32.0	26.7	5.3	19.9%
Firdapse (3)	3.6	3.1	0.5	16.1%

(1)	Changes in foreign currency rates, net of hedges, had a negative $0.2 million impact on Naglazyme sales in the first quarter of 2012. Naglazyme revenues experience quarterly fluctuations due to the timing of government ordering patterns in certain countries.
(2)	The quantity of commercial tablets dispensed to patients in the U.S. increased 14.1 percent in the first quarter of 2011 compared to the first quarter of 2011.
(3)	A product for the treatment of Lambert Eaton Myasthenic Syndrome (LEMS) which was launched in the EU in April 2010.

	Three Months Ended March 31,
	2012	2011	$ Change	% Change
Aldurazyme revenue reported by Genzyme (4)	$45.9	$42.8	$3.1	7.2%

Royalties due from Genzyme	18.4	16.9	1.5
Incremental product transfer revenues (5)	(6.4)	1.8	(8.2)

Total Aldurazyme net product revenues	$12.0	$18.7	$(6.7)

(4)	The total number of Aldurazyme patients increased 9.1 percent in the first quarter of 2012 as compared to the first quarter of 2011.
(5)	To the extent units shipped to third party customers by Genzyme exceeded BioMarin inventory transfers to Genzyme, BioMarin will record a decrease in net product revenue from the royalty payable to BioMarin for the amount of previously recognized product transfer revenue. If BioMarin inventory transfers exceed units shipped to third party customers by Genzyme, BioMarin will record incremental net product transfer revenue for the period.

2012 Guidance

Revenue Guidance ($ in millions)

Item	2012 Guidance	Previous 2012 Guidance
Total BioMarin Revenues	$475 to $510	$465 to $510
Total Net Product Revenues	$470 to $505	$460 to $505
Naglazyme Net Product Revenue	$250 to $265	$240 to $265
Kuvan Net Product Revenue	Unchanged	$126 to $136
Aldurazyme Net Product Revenue to BioMarin	Unchanged	$81 to $87
Firdapse Net Product Revenue	Unchanged	$13 to $17

Selected Income Statement Guidance ($ in millions)

Item	2012 Guidance	Previous 2012 Guidance
Cost of Sales (% of Total Revenue)	Unchanged	17% to 18%
Selling, General and Admin. Expense	Unchanged	$195 to $205
Research and Development Expense	$265 to $275*	$255 to $265
Amortization and Contingent Consideration	Unchanged	$19
Income Tax Expense	Unchanged	$—
GAAP Net (Loss)	Unchanged	$(92) to $(82)
Stock Compensation Expense	Unchanged	$46
Non-GAAP Adjusted EBITDA	Unchanged	$15 to $25
Non GAAP Net Cash Flow (Usage)	Unchanged	$(30) to $(40)
Cash Balance**	Unchanged	$250 to $260

*	Approximately $52 million of the $265 million to $275 million in 2012 is for the production of drug supply for clinical studies. In the first quarter of 2012, R&D expenses were higher due to increased GALNS clinical and manufacturing activities. Additionally, R&D expenses were higher in the first quarter due to Phase 2 studies for PEG-PAL, BMN-701 and BMN-673.
**	Cash balance includes cash, cash equivalents and short and long term investments

Anticipated Upcoming Milestones

3Q 2012: Results for Phase II trial for PEG-PAL for PKU

3Q 2012: Results for Phase I trial for BMN-111 for achondroplasia in healthy volunteers

2H 2012: Results for Phase I/II trial for BMN-673 for solid tumors

4Q 2012: Results for Phase III trial for GALNS for MPS IVA

4Q 2012: Results for Phase I/II trial for BMN-701 for Pompe disease

4Q 2012/1Q 2013: Initiation of Phase II trial for BMN-111 for achondroplasia in patients

1Q 2013: Market authorization application filings for GALNS for MPS IVA

1Q 2013: Results for Phase I trial for BMN-673 for hematological malignancies

1Q 2013: Potential initiation of Phase III trial for PEG-PAL for PKU

1Q 2013: IND filing for BMN-190 for LINCL (Batten disease)

Mid-2013: Results for PKU-016 Kuvan neurocognitive study

2H 2013: Potential initiation of Phase III trial for BMN-673 for solid tumors or hematological malignancies

4Q 2013: Potential initiation of Phase III trial for BMN-701 for Pompe disease

4Q 2013: Anticipated FDA approval of GALNS for MPS IVA

Research and Development Programs

BioMarin continues to make significant investments in research and development to ensure persistent growth for the company. The current pipeline includes programs in various stages of development that are focused on treating a range of serious unmet medical needs.

Advanced Clinical Programs

•

GALNS for MPS IVA: BioMarin completed the enrollment and randomization of 176 patients at 31 sites in 17 countries in the pivotal Phase III trial in early March. The company is on track to report top-line results in the fourth quarter of 2012 and expects to submit the first market authorization application filing in the first quarter of 2013. Additionally, the company has begun three ancillary studies: a clinical trial for patients under five years of age is currently enrolling, a study to more completely document the health benefits of GALNS is screening patients for enrollment and a study in patients with limited ambulation to begin enrollment imminently.

Mid-Stage Clinical Programs

•

PEG-PAL for PKU: In the ongoing Phase II study, the rate of discontinuation due to adverse events remains low and virtually all patients who are able to achieve a therapeutic dose have their blood Phe levels lowered to less than 600 µmol/L, the target of therapeutic efficacy. The company has initiated Part D of the Phase II trial to characterize the safety of a shorter weekly induction regimen prior to switching over to the daily maintenance dose. Results are expected in the third quarter of 2012, and if successful, the Phase III study is expected to start in the first quarter of 2013 after meetings with regulatory authorities.

•

Kuvan Outcomes Study: PKU-016, a randomized, placebo-controlled, 13-week Kuvan outcomes study is ongoing and is approximately two-thirds enrolled. Endpoints include clinically validated measures of neuropsychiatric symptoms and, if successful, may enable a label amendment. The company expects to report top-line results in mid-2013.

Early-Stage Clinical Programs

•

BMN-701 for Pompe Disease: The company has continued dosing patients in the 20 mg/kg cohort of the Phase I/II trial using the new material from the 12,000L process. BMN-701 has been generally well-tolerated with a safety profile consistent with other enzyme replacement therapies. Top-line results for the Phase I/II trial, including data in at least 15 patients dosed at 20 mg/kg, are expected in the fourth quarter of 2012.

•

BMN-673 (PARP inhibitor): BioMarin has two ongoing trials for BMN-673: a Phase I/II open-label trial of once daily, orally administered BMN-673 for advanced or recurrent solid tumors and a Phase I, two-arm, open-label, dose escalation study for BMN-673 for the treatment of patients with advanced hematological malignancies. Top-line results are expected in the second half of 2012 and the first quarter of 2013, respectively. Over 20 patients have been dosed in the solid tumor study, and the company has not yet determined the maximum tolerated dose.

•

BMN-111 for Achondroplasia: BMN-111 is an analog of C-type Natriuretic Peptide (CNP), a small cyclic peptide that is a positive regulator of bone growth. The company initiated the Phase I study in healthy volunteers in February 2012 and expects results by the third quarter of 2012.

Preclinical Programs

•	BMN-190 for LINCL (Batten disease): BioMarin expects to file the IND for BMN-190 in the first quarter of 2013.

•	Other early stage programs: BioMarin is working on multiple additional early development opportunities.

Non-GAAP Financial Information and Reconciliation

The above results for the three months ended March 31, 2012 and March 31, 2011 and financial guidance for the year ending December 31, 2012 are presented both as determined in accordance with GAAP and on a non-GAAP basis. As used in this release, non-GAAP income is based on GAAP Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) adjusted to exclude non-cash stock compensation expense, contingent consideration expense and certain nonrecurring material items (Non-GAAP Adjusted EBITDA).

The following table presents the reconciliation of non-GAAP to GAAP financial metrics:

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA Income (Loss)

(in millions)

(unaudited)

	NOTES	Three Months Ended March 31,		Year Ending December 31, 2012 Guidance
		2012	2011
GAAP Net Loss		$(24.0)	$(4.4)	$(92.0) -$(82.0)
Interest expense, net		1.4	1.4	6.0
Income tax expense		—	4.8	—
Depreciation		7.3	4.7	30.0
Amortization		9.3	0.9	16.0

EBITDA Income (Loss)		(6.0)	7.4	(40.0) - (30.0)
Stock-based compensation		11.1	10.4	46.0
Contingent consideration	(1)	(5.2)	(0.5)	9.0

Non-GAAP Adjusted EBITDA Income (Loss)		$(0.1)	$17.3	$15.0 - $25.0

(1)	Represents the changes in the fair value of contingent acquisition consideration payable for the period. The change in the current quarter reflects changes in estimated probabilities and timing of achieving certain developmental milestones.

BioMarin believes that this non-GAAP information is useful to investors, taken in conjunction with BioMarin’s GAAP information because it provides additional information regarding the performance of BioMarin’s core ongoing business, Naglazyme, Kuvan, Aldurazyme and Firdapse and development of its pipeline. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on continuing operations, the company believes that the additional information enhances investors’ overall understanding of the company’s business and prospects for the future. Further, the company uses both the GAAP and the non-GAAP results and expectations internally for its operating, budgeting and financial planning purposes and uses the Non-GAAP Adjusted EBITDA methodology in establishing corporate goals for internal compensation programs.

Diluted Earnings Per Share Calculation

The following table presents the computation of GAAP diluted earnings per share:

GAAP Basic and Diluted Loss per Common Share	Three Months Ended March 31,
	2012	2011
	(unaudited)	(unaudited)
Numerator
GAAP Net loss, basic	$(23,972)	$(4,371)
Gain on Company common stock held in the Nonqualified Deferred Compensation Plan	—	(156)

GAAP Net loss, diluted	$(23,972)	$(4,527)

Denominator (in thousands of common shares):
Basic weighted-average shares outstanding	115,070	110,652
Effect of dilutuve securities:
Common stock held in the Nonqualified Deferred Compensation Plan	—	91

Fully diluted weighted-average shares	115,070	110,743

GAAP Basic loss per common share	$(0.21)	$(0.04)
GAAP Diluted loss per common share	$(0.21)	$(0.04)

Conference Call Details

BioMarin will host a conference call and webcast to discuss first quarter 2012 financial results today, Thursday, April 26, at 5:00 p.m. ET. This event can be accessed on the investor section of the BioMarin website at www.BMRN.com.

Date: April 26, 2012

Time: 5:00 p.m. ET

U.S. / Canada Dial-in Number: 866.783.2141

International Dial-in Number: 857.350.1600

Participant Code: 88398685

Replay Dial-in Number: 888.286.8010

Replay International Dial-in Number: 617.801.6888

Replay Code: 63970352

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio comprises four approved products and multiple clinical and pre-clinical product candidates. Approved products include Naglazyme® (galsulfase) for mucopolysaccharidosis VI (MPS VI), a product wholly developed and commercialized by BioMarin; Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I), a product which BioMarin developed through a 50/50 joint venture with Genzyme Corporation; Kuvan® (sapropterin dihydrochloride) Tablets, for phenylketonuria (PKU), developed in partnership with Merck Serono, a division of Merck KGaA of Darmstadt, Germany; and Firdapse™ (amifampridine), which has been approved by the European Commission for the treatment of Lambert Eaton Myasthenic Syndrome (LEMS). Product candidates include GALNS (N-acetylgalactosamine 6-sulfatase), which is currently in Phase III clinical development for the treatment of MPS IVA, amifampridine phosphate (3,4-

diaminopyridine phosphate), which is currently in Phase III clinical development for the treatment of LEMS in the U.S., PEG-PAL (PEGylated recombinant phenylalanine ammonia lyase), which is currently in Phase II clinical development for the treatment of PKU, BMN-701, a novel fusion protein of insulin-like growth factor 2 and acid alpha glucosidase (IGF2-GAA), which is currently in Phase I/II clinical development for the treatment of Pompe disease, BMN-673, a poly ADP-ribose polymerase (PARP) inhibitor, which is currently in Phase I/II clinical development for the treatment of genetically-defined cancers, and BMN-111, a modified C-nutriuretic peptide, which is currently in Phase I clinical development for the treatment of achondroplasia. For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations of revenue and sales related to Naglazyme, Kuvan, Firdapse, and Aldurazyme; the financial performance of the BioMarin as a whole; the timing of BioMarin’s clinical trials of GALNS, Firdapse, PEG-PAL, BMN-673, BMN-701, BMN-111 and other product candidates; the continued clinical development and commercialization of Aldurazyme, Naglazyme, Kuvan, Firdapse, and its product candidates; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the continued commercialization of Naglazyme, Kuvan, and Firdapse; Genzyme Corporation’s success in continuing the commercialization of Aldurazyme; results and timing of current and planned preclinical studies and clinical trials, particularly with respect to GALNS, Firdapse, PEG-PAL, BMN-673, BMN-701 and BMN-111; our ability to successfully manufacture our products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products and particularly Aldurazyme, Naglazyme, Kuvan and Firdapse; actual sales of Aldurazyme, Naglazyme Kuvan and Firdapse; Merck Serono’s activities related to Kuvan; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2011 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin®, Naglazyme®, Kuvan® and Firdapse™ are registered trademarks of BioMarin Pharmaceutical Inc.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2012 and December 31, 2011

(In thousands of U.S. dollars, except share and per share amounts)

	March 31, 2012	December 31, 2011(1)

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$82,586	$46,272
Short-term investments	150,393	148,820
Accounts receivable, net (allowance for doubtful accounts: $471 and $513, respectively)	105,828	104,839
Inventory	124,064	130,118
Other current assets	50,519	39,753

Total current assets	513,390	469,802
Investment in BioMarin/Genzyme LLC	1,082	559
Long-term investments	54,751	94,385
Property, plant and equipment, net	264,317	268,971
Intangible assets, net	170,914	180,277
Goodwill	51,543	51,543
Long-term deferred tax assets	221,239	222,649
Other assets	19,849	15,495

Total assets	$1,297,085	$1,303,681

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$96,359	$94,125
Convertible debt	23,455	—

Total current liabilities	119,814	94,125
Long-term convertible debt	324,872	348,329
Other long-term liabilities	80,449	88,179

Total liabilities	525,135	530,633

Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized at March 31, 2012 and December 31, 2011: 115,681,825 and 114,789,732 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively.	116	115
Additional paid-in capital	1,221,933	1,197,082
Company common stock held by Nonqualified Deferred Compensation Plan	(3,538)	(3,935)
Accumulated other comprehensive income	2,512	4,887
Accumulated deficit	(449,073)	(425,101)

Total stockholders’ equity	771,950	773,048

Total liabilities and stockholders’ equity	$1,297,085	$1,303,681

(1)	December 31, 2011 balances were derived from the audited consolidated financial statements.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

Three Months Ended March 31, 2012 and 2011

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	2012	2011
REVENUES:
Net product revenues	$116,239	$109,076
Collaborative agreement revenues	96	125
Royalty and license revenues	314	255

Total revenues	116,649	109,456
OPERATING EXPENSES:
Cost of sales (excludes amortization of certain acquired intangible assets)	17,105	20,796
Research and development	73,834	45,017
Selling, general and administrative	45,248	41,037
Intangible asset amortization and contingent consideration	2,328	312

Total operating expenses	138,515	107,162

INCOME (LOSS) FROM OPERATIONS	(21,866)	2,294
Equity in the loss of BioMarin/Genzyme LLC	(734)	(542)
Interest income	505	782
Interest expense	(1,947)	(2,163)
Other income and (expense)	36	22

INCOME (LOSS) BEFORE INCOME TAXES	(24,006)	393
Provision for (benefit from) income taxes	(34)	4,764

NET LOSS	$(23,972)	$(4,371)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.21)	$(0.04)

Weighted average common shares outstanding, basic	115,070	110,652
Weighted average common shares outstanding, diluted	115,070	110,743

COMPREHENSIVE LOSS	$(26,347)	$(10,346)

STOCK-BASED COMPENSATION EXPENSE

Total stock-based compensation expense included in the Condensed Consolidated Statements of Comprehensive Loss is as follows:

	Three Months Ended March 31,
	2012 (unaudited)	2011 (unaudited)
Cost of sales	$873	$1,402
Research and development	4,695	3,674
Selling, general and administrative	5,566	5,304

	$11,134	$10,380

###